                                                                   EXHIBIT 10.17

Form No. DMB 234A (Rev.1/96)
AUTHORITY: Act 431 of 1984
COMPLETION: Required
PENALTY: Failure to deliver in accordance with Contract terms and conditions and this notice, may be considered in default of Contract

                                STATE OF MICHIGAN
                       DEPARTMENT OF MANAGEMENT AND BUDGET      February 3, 2003
                              ACQUISITION SERVICES
                        P.O. BOX 30026, LANSING, MI 48909
                                       OR
                        530 W.ALLEGAN, LANSING, MI 48933

                                                                          [SEAL]

                               CHANGE NOTICE NO. 6
                                       TO
                            CONTRACT NO. 071B1001026
                                     between
                              THE STATE OF MICHIGAN
                                       and
--------------------------------------------------------------------------------
NAME & ADDRESS OF VENDOR                         TELEPHONE Michael A. Graham
  Molina Healthcare of Michigan, Inc.            (248) 454-1070
  dba Molina Healthcare of Michigan              -------------------------------
  43097 Woodward Avenue, Suite 200               VENDOR NUMBER/MAIL CODE
  Bloomfield Hills, MI 48302                     (2) 38-3341599 (009)
                                                 -------------------------------
                                                 BUYER (517) 241-1647
                                                 Irene Pena
--------------------------------------------------------------------------------
Contract Administrator: Rick Murdock
 Comprehensive Health Care Program (CHCP) Services for Medicaid Beneficiaries in
          Selected Michigan Counties -- Department of Community Health
--------------------------------------------------------------------------------
CONTRACT PERIOD:        From: October 1, 2000           To: October 1, 2004
--------------------------------------------------------------------------------
TERMS                                   SHIPMENT
                N/A                                    N/A
--------------------------------------------------------------------------------
F.O.B.                                  SHIPPED FROM
                N/A                                    N/A
--------------------------------------------------------------------------------
MINIMUM DELIVERY REQUIREMENTS
*Plus three (3) each possible one-year extensions
--------------------------------------------------------------------------------

NATURE OF CHANGE (S):

        Effective immediately, the attached amendment is hereby incorporated into this contract

AUTHORITY/REASON (S):

        Per agency request by Cheryl Bupp on 10/28/02 and DMB/ACQUISITION SERVICES.

                                                                  CONTRACT #071B

                              MEDICAID MANAGED CARE
                        PERFORMANCE MONITORING STANDARDS
              (Contract Year October 1, 2002 - September 30, 2003)

                 ATTACHMENT D - PERFORMANCE MONITORING STANDARDS

PURPOSE: The purpose of the performance monitoring standards is to establish an explicit process for the ongoing monitoring of health plan performance in important areas of quality, access, customer services and reporting. The performance monitoring standards are intended to be part of the Contract between the State of Michigan and Contracting Health Plans (Attachment D).

The process is intended to be dynamic and reflect statewide issues that may change on a year to year basis. Performance measurement will be shared with Health Plans during the fiscal year that will compare performance of each Plan over time, to other health plans, and to industry standards, where available.

The Performance Monitoring Standards address reflect the following performance areas:

                .       Quality of Care
                .       Access to Care
                .       Customer Services
                .       Encounter Data
                .       Provider File reporting
                .       Claims Payment

Within each area, specific performance measures will be identified including:

                .       Goals description
                .       Minimum Performance Standard for each measure
                .       Data Source
                .       Monitoring Intervals, (monthly, quarterly, annually) to
                        be used by DCH

Failure to meet the minimum performance monitoring standards may result in the implementation of remedial actions and/or improvement plans as outlined in the contract section II-W.

                                                                CONTRACT #071B

                                                                  MINIMUM                             MONITORING
     PERFORMANCE AREA               GOAL DESCRIPTION              STANDARD      DATA SOURCE            INTERVALS
--------------------------------------------------------------------------------------------------------------------
..    Quality of Care:         Fully immunize children who    Combination 1      HEDIS report           Annual
                               turn two years old during     *Rate + 50%
     Childhood Immunization      the calendar year.
--------------------------------------------------------------------------------------------------------------------
..    Quality of Care:          Pregnant women receive an        **+ 55%        HEDIS report           Annual
                              initial prenatal care visit
     Prenatal care             in the first trimester or
                                  within 42 days of
                                      enrollment
--------------------------------------------------------------------------------------------------------------------
..    Access to care:          Children 0-15 months of age        + 90%         Encounter data        Quarterly
                               receive one or more well                                          (rolling 12 months)
     Well child visits 0-15     child visits during 12
      months                         month period
--------------------------------------------------------------------------------------------------------------------
..    Access to care:          Children three, four, five,        + 45%         Encounter data        Quarterly
                               and six old receive one or                                        (rolling 12 months)
     Well child visits 3-6       more well child visits
      years                    during twelve month period.
--------------------------------------------------------------------------------------------------------------------
..    Claims Reporting         Health Plans are compliant          100%          Claims report          Monthly
                              with statutory requirements                       submitted by
                              for payment of clean claims                        health plan
                                   within 45 days
--------------------------------------------------------------------------------------------------------------------
..    Customer Services:        Plans will have minimal       complaint rate   Beneficiary/Pro-         Monthly
                              enrollee contacts through       @ 5 per 1000     vider complaint
     Enrollee complaints     Medicaid Helpline which are       members per     tracking (BPCT)
                                  determined to be a             month
                                   complaint issue
--------------------------------------------------------------------------------------------------------------------
..    Encounter data              Timely and complete              100%            MDCH Data            Monthly
      reporting                encounter data submission                          Exchange
                                by the 15th of the month                        Gateway (DEG)
--------------------------------------------------------------------------------------------------------------------
..    Provider File               Timely provider file             100%           MI Enrolls            Monthly
      Reporting                submission by the 1st of
                                    the month
--------------------------------------------------------------------------------------------------------------------

Minimum Standard = * + 50, October 1, 2002 - June 30, 2003, + 65, July 1, 2003
                   - September 30, 2003 with release of HEDIS 2003 report.
                   ** + 55, October 1, 2002 - January 30, 2003, + 65, February
                   1, 2003 - September 30, 2003

+ denotes greater than or equal to
@ denotes less than

                         PROPOSED CONTRACT CHANGE NOTICE
                        COMPREHENSIVE HEALTH CARE PROGRAM
                   FOR CONTRACTS AWARDED UNDER ITB 17110000251

PROPOSED CONTRACT CHANGE NO. 1:

Amend Section I-E (Price) by eliminating the first 2 sentences of the first paragraph and replacing "this" with "the" in the third sentence.

Amend Section I-E (Price) by adding the following paragraph describing the Quality Assurance Assessment Program.

Consistent with Public Act 304 of 2002 and with the approval from The Center for Medicare and Medicaid Services, the Quality Assurance Assessment Program will allow the Michigan Department of Community Health to quarterly assess a fee on the non-Medicare premiums of each HMO that has a Medicaid Contract. From that revenue, the rates for each health plan will be adjusted quarterly based on the mix of contracting health plans during each quarter and the number of Medicaid enrollees during that quarter. Penalties are established in Public Act 304 for failure to pay the assessment. Attachment A (Awarded Prices) of the current contract will be amended quarterly to reflect the revised rates.

Rationale: Public Act 304 requires the Department to develop and implement the Quality Assurance Assessment Program. Therefore, the contract amendment is requested to comply with this law.

PROPOSED CONTRACT CHANGE NO. 2:

Replace Section II-G-4 (Rural Area Exception) with language consistent with the final BBA rules signed on 6/13/02 and the amendment to the waiver sought by DCH.

The DCH will establish a Rural Exception Policy consistent with 42 CFR 438.52 and with the approval from The Center for Medicare and Medicaid Services that permits a rural exception to the waiver requirement of having two HMOs in every county. This exception will permit mandatory enrollment of beneficiaries into a single health plan. This policy will only be implemented in counties that are designated as "Rural." A Rural County is defined as any county that is non-urban.

The beneficiary must be permitted to choose from at least two physicians or case managers. The beneficiary must have the option of obtaining services from any other provider if the following conditions exist:
     A.   The type of service or specialist is not available within the HMO,
     B. The provider is not part of the network, but is the main source of a service to the beneficiary,
     C. The only provider available to the beneficiary does not, because of moral or religious objections, provide the service the enrollee seeks,
     D. Related services must be performed by the same provider and all of the services are not available within network,
     E. The State determines other circumstances that warrant out of network treatment.

Prepared by MDCH                   Page 1 of 6                September 24, 2002

The State shall determine the rural counties to be part of this exception. The State will determine the method of Health Plan Selection and Payment based on Benchmark status, performance measures, provider network, current enrollment, and/or other factors relevant to the area. Attachment A (Awarded Price) will be amended, if applicable, if the health plan is awarded a rural exception county.

Rationale: The rural waiver exception will allow DCH to increase the overall enrollment into managed care. At the request of the health plans, revisions to the amendment were made to specify the method of health plan selection.

PROPOSED CONTRACT CHANGE NO. 3

Amend Section II-G-7 (Open Enrollment) with a statement added to reflect the Rural Exception Policy amendment to the waiver.

If the beneficiary resides in a county currently operating under the Rural Exception, there will be no open enrollment period.

Rationale: Under the rural exception, DCH will be allowed to mandate enrollment into a single health plan in the county. Therefore, in these counties "open enrollment" is unwarranted because there is no other health plan for the beneficiary to choose during the open enrollment period and the beneficiary must be in a health plan.

PROPOSED CONTRACT CHANGE NO. 4

Amend Section II-I-6 (Co-payments) to correct a typographical error and include requirements regarding co-payments.

Line three of the second paragraph should read as follows
"...Outside of the annual enrollment period if the Health Plan provides ..."

Amend Section II-I-6 (Co-payments) to add a third paragraph containing information to comply with 42 CFR Part 447.53.

No provider may deny services to an individual who is eligible for the services due to the individual's inability to pay the co-payment.

Amend Section II-M-6 (f) (Provider Contracts) to clarify that the contracts between MCOs and all providers must include a statement instructing providers that the provider may not deny services based on ability to pay the co-payment.

Add a bullet to the bulleted list as follows:

     Prohibit the provider from denying services to an individual who is eligible for the services due to the individual's inability to pay the co-payment.

Rationale: 42 CFR 447.53 subsection (e) states that "(e) No provider may deny services, to an individual who is eligible for the services, on account of the individual's inability to pay the cost sharing." The contract change will assure compliance with the law by the mandated date of

Prepared by MDCH                   Page 2 of 6                September 24, 2002

August 13, 2003. The revision to the provider contract requirements clarifies that MCOs must implement the law through provisions in all provider contract formats.

PROPOSED CONTRACT CHANGE NO. 5

Amend Section II-M-2(c) (Quality Improvement/Utilization Director) to include additional language regarding qualifications.

A full time quality improvement/utilization director who is either the Contractor's medical director, or a Michigan licensed physician, or Michigan licensed registered nurse, or another licensed clinician as approved by DCH based on the plan's ability to demonstrate that the clinician possesses the training and education to perform the duties of the quality improvement/utilization director outlined in the contract.

Rationale: This change expands the qualification of the QI/UM director to clinicians besides physician and/or nurse. The use of other clinicians must be supported by objective criteria that the clinician has the appropriate background and is able to perform the job.

PROPOSED CONTRACT CHANGE NO. 6

Amend section II-M-6 (h) (Provider Credentialing) to include additional language on notification to providers who apply for inclusion in the health plan's network.

     If the plan declines to include providers in the plan's network, the plan must give the affected providers written notice of the reason for the decision.

Rationale: Provider discrimination is prohibited under 42 CFS 438.12. Written notification of the decision to reject a provider's application for inclusion in the network is required to comply with this rule. The law does NOT prohibit the "for cause" denial of a provider's application for inclusion in the network. The law specifically states that the denial may be based on the following factors:
(1) the plan does not need the provider in order to maintain an adequate network to meet the needs of the plan members; (2) the provider does not agree to the plan's reimbursement methods; or (3) the provider does not meet the plan's quality standards.

PROPOSED CONTRACT CHANGE NO. 7

Amend Section II-X-2 (Encounter Data Reporting) by replacing the second paragraph regarding quarterly utilization reports with the following language regarding monthly encounter data submissions:

Submitted encounter data will be subject to edits prior to acceptance into DCH's data warehouse. Stored encounter data will be subject to regular and ongoing quality checks as developed by DCH. The Contractor's submission of encounter data must meet timeliness and completeness requirements as specified by DCH. The contractor must participate in regular data quality assessments conducted as a component of ongoing on site activity described in Section II-V.

Rationale: Previously, the Department monitored the ongoing quality of services provided by the health plans through the use of Quarterly Utilization Reports. With the development of the

Prepared by MDCH                   Page 3 of 6                September 24, 2002

Department ability to receive and analyze encounter data, the quarterly utilization report requirement has been replaced by the monthly encounter data submission requirement and ongoing data quality assessment.

PROPOSED CONTRACT CHANGE NO. 8

Amend Section II-BB (Responsibilities of the Department of Community Health) to relocate the bullet concerning fraud and abuse to the end of the bulleted list.

Move the first sentence from II-CC to section II-BB as the final bullet of the bulleted list. The final two bullets on the list will be as follows:
     . Protect against fraud and abuse involving Medicaid funds and Enrollees in cooperation with appropriate state and federal authorities.
     . Make all fraud and/or abuse referrals to the Office of Attorney General, Health Care Fraud Division.

Rationale: Currently both sections II-BB and II-CC concern responsibilities of the Department. The amendment is technical in nature to combine the language in one section.

PROPOSED CONTRACT CHANGE NO. 9

Amend Section II-CC by moving the first sentence to Section II-BB (see the previous amendment).

Amend Section II-CC by renaming the section to Program Integrity and insert the following language regarding health plans' responsibilities for program integrity at the beginning of the section.

II-CC PROGRAM INTEGRITY
The contractor must have administrative and management arrangements or procedures, including a mandatory compliance plan. The Contractors' arrangements or procedures must include the following as defined in Section 438.608 of the Balanced Budget Act:

..    Written policies and procedures that describe how the Contractor will monitor Fraud and Abuse.
..    The designation of a compliance officer and a compliance committee accountable to the senior management or Board of Directors.
..    Effective training and education for the compliance officer and the
     Contractor's employees.
..    Provisions for internal monitoring and auditing.
..    Provisions for prompt response to detected offenses and development of corrective action initiatives relating to provider contracts.
..    Documentation of the Contractor's enforcement of the Federal and State fraud and abuse standards.

Rationale: Currently, the contract lists fraud and abuse activities primarily as a responsibility of the Department. Under the new BBA rules, and at the direction of CMS based on the most recent site visit, the Department must specify the fraud and abuse activities required by the health

Prepared by MDCH                   Page 4 of 6                September 24, 2002
plans. This amendment aligns the contract with the BBA rules and incorporates the fraud and abuse responsibilities of the health plans into the onsite review process.

PROPOSED CONTRACT CHANGE NO. 10

Amend II-J (OBSERVANCE OF FEDERAL, STATE AND LOCAL LAWS) to include a provision regarding HIPAA compliance.

6. Compliance with HIPAA Regulation. The Contractor shall comply with all applicable provisions of the Health Insurance Portability and Accountability Act in 1996 by the required deadlines (codified at 45 CFR Parts 160 through 164).

Re-number the remaining items as necessary.

Rationale: MDCH and its Contractors must comply with all state and federal statutes, regulations and administrative procedures that become effective during the term of the contract. MDCH and its contracted health care plans are affected by HIPAA legislation and must be in full compliance with the privacy provisions by April 13, 2002 and with the transaction and code sets provisions by October 16, 2003.

PROPOSED CONTRACT CHANGE NO. 11

Amend Section II-N, (Payment to Providers), to include language regarding the "look solely to" requirement of 42 CFR 438.

Insert a new subsection (8) to read as follows:

Enrollee Liability for Payment
The enrollee may not be held liable for any of the following provisions consistent with 42 CFR Part 438.106:

     .    The Contractors debts, in case of insolvency;
     . Covered services under this Contract provided to the enrollee for which the State did not pay the Contractor;
     . Covered services provided to the enrollee for which the State or the Contractor does not pay the provider due to contractual, referral or other arrangement; or
     . Payments for covered services furnished under a contract, referral, or other arrangement, to the extent that those payments are in excess of the amount that the enrollee would owe if the Contractor provided the services directly.

Rationale: The change is necessary due to the federal requirement that all Contractors are to provide assurances that enrollees are not held liable for payment under these circumstances as outlined in 42 CFR Part 438.106.

PROPOSED CONTRACT CHANGE NO. 12 - REQUESTED BY THE HEALTH PLANS ON 8/27/02

Amend Section II-R (THIRD PARTY RESOURCE REQUIREMENTS) to emphasize that the MCOs are the payers of last resort in all situations and clarify that per Medicaid Policy, health plans are not required to "pay and chase."

Prepared by MDCH                   Page 5 of 6                September 24, 2002

Add a new sentence at the end of the first paragraph as follows:

If third party resources are available, the Contractor is not required to pay the provider first and then recover money from the third party. The Contractor should follow Medicaid Policy regarding third party liability.

Rationale: Currently, the contract is not clear regarding the MCOs responsibilities regarding assigned claims and other cases in which the liability is in question. This change aligns MCO responsibilities with current Medicaid policy.

PROPOSED CONTRACT CHANGE NO. 13 - REQUESTED BY THE HEALTH PLANS ON 8/27/02

Revise section II-M-I of the contract (Organizational Structure) to remove the requirement that key health plan personnel submit an "Authorization for Release of Information" form to DCH.

Delete the sixth paragraph of section II-M-I that states as follows:

     The Contractor must provide a completed "Authorization for Release of Information" form to DCH for each employee serving in a key position (i.e., Administrator, Medical Director, Chief Financial Officer, Management Information Systems Director). This form must be completed and submitted to DCH for every new employee hired to serve in a key position with the Contractor.

Rationale: Under DCH regulations, completion of this form is voluntary. Further, the reasons for including this requirement during the initial bidding process are no longer relevant.

PROPOSED CONTRACT CHANGE NO. 14

Replace and rename attachment D of the Contract with a revised attachment.

     The revised attachment D will be named "Performance Monitoring Standards"

Rationale: DCH has integrated timely claims reporting back into the document. The minimum performance standard for timeliness of prenatal care is increased to 65% (from 55%) effective February 2003. Plans not at the minimum performance level are expected to initiate improvement plans.

Prepared by MDCH                   Page 6 of 6                September 24, 2002